UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): January 19, 2018
 The Lincoln National Life Insurance Company
(Exact Name of Registrant as Specified in its Charter)
Indiana                                                   000-55871                                               35-0472300
(State or Other Jurisdiction                         (Commission                                           (IRS Employer
of Incorporation)                                      File Number)                                        Identification No.)
      1300 South Clinton Street
Fort Wayne, IN                                                                                         46802
  (Address of Principal Executive Offices)                                                           (Zip Code)

Registrant's telephone number, including area code: (260) 455-2000
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.
On January 19, 2018, The Lincoln National Life Insurance Company ("Purchaser"), a wholly owned subsidiary of Lincoln National Corporation ("Lincoln"), and for the limited purposes set forth therein, Lincoln, entered into a Master Transaction Agreement (the "Master Transaction Agreement") with Liberty Mutual Insurance Company ("LMIC"), Liberty Mutual Fire Insurance Company (collectively with LMIC, "Sellers"), for the limited purposes set forth therein, Liberty Mutual Group Inc. ("Liberty"), Protective Life Insurance Company ("Reinsurer"), and for the limited purposes set forth therein, Protective Life Corporation ("Protective"), to acquire all of the issued and outstanding capital stock of Liberty Life Assurance Company of Boston (the "Company"), which currently operates Liberty's Group Benefits Business (the "Group Business") and Individual Life and Annuity Business (the "Life Business"), for cash consideration of approximately $3.3 billion (the "Transaction").
The consideration includes approximately $1.446 billion total net investment for the Group Business, including a purchase price of $1.021 billion and $425 million in required capital. The remaining components of the payment to Sellers include $410 million of individual life and annuity value paid by Reinsurer, $1.202 billion associated with excess capital in the Company and $211 million of tax items.
Additionally, pursuant to the Master Transaction Agreement, the Company and Reinsurer agreed to enter into a reinsurance agreement (the "Reinsurance Agreement") and related ancillary documents at the closing of the Transaction. On the terms and subject to the conditions of the Reinsurance Agreement, the Company will cede to Reinsurer, effective as of the closing of the Transaction, the insurance policies relating to the Life Business. The aggregate statutory reserves of the Company to be ceded to Reinsurer as of the closing of the Transaction are expected to be approximately $13 billion. To support its obligations under the Reinsurance Agreement, Reinsurer will establish a trust account for the benefit of Purchaser.
The Transaction is subject to the satisfaction or waiver of customary closing conditions, including regulatory approvals and the execution of the Reinsurance Agreement and related ancillary documents. The Master Transaction Agreement and other transaction documents contain certain customary representations and warranties made by each of Sellers, Purchaser and Reinsurer, and certain customary covenants regarding the Company, the Group Business and the Life Business, and provide for indemnification, among other things, for breaches of those representations, warranties and covenants.
The foregoing description of the Master Transaction Agreement and the transactions contemplated thereby is qualified in its entirety by reference to the Master Transaction Agreement, which is filed as Exhibit 2.1 to Lincoln's Current Report on Form 8-K filed on January 22, 2018 and is incorporated by reference herein.
The Master Transaction Agreement has been included in this report to provide investors with information regarding its terms and conditions. It is not intended to provide any other factual information about Purchaser, Sellers and Reinsurer or any of their respective subsidiaries or affiliates. The representations, warranties and covenants contained in the Master Transaction Agreement were made only for purposes of that agreement and as of specific dates, were solely for the benefit of the parties to the Master Transaction Agreement, may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures made for the purposes of allocating contractual risk among the parties to the Master Transaction Agreement instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Investors are not third-party beneficiaries under the Master Transaction Agreement and should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of Purchaser, Sellers and Reinsurer or any of their respective subsidiaries or affiliates. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Master Transaction Agreement, which subsequent information may or may not be fully reflected in Lincoln's public disclosures.
Forward Looking Statements
This Form 8-K contains certain forward-looking statements that are based upon current expectations and certain unaudited pro forma information that is presented for illustrative purposes only and involves certain risks and uncertainties. These forward-looking statements include, but are not limited to, plans, objectives, expectations and intentions and other statements contained in this news announcement that are not historical facts, including statements identified by words such as "expects," "anticipates," "intends," "plans," "believes," "seeks," "estimates," "outlook" or words of similar meanings. These statements are based on Purchaser's current expectations and beliefs and various assumptions. There can be no assurance that Purchaser will realize these expectations or that these beliefs will prove correct. Numerous factors, many of which are beyond Purchaser's control, could cause actual results to differ materially from those expressed as forward-looking statements. These risks and uncertainties include, but are not limited to, the possibility that expected benefits associated with the proposed transaction may not be realized as expected, or at all; the proposed transaction not being timely completed, if completed at all, including risks relating to the timing, receipt and terms and conditions of any required governmental or regulatory approvals for the proposed transaction; prior to the completion of the proposed transaction, Purchaser's or Liberty's business experiencing disruptions due to transaction-related uncertainty or other factors making it more difficult to establish or maintain relationships with employees, suppliers, customers and other business partners or governmental entities; the parties being unable to successfully implement integration strategies or to achieve anticipated synergies and operational efficiencies related to the proposed transaction within the expected time frames or at all; the failure to realize the expected benefits from Purchaser's business process initiatives, including its strategic digitization initiative; the risks, challenges and uncertainties associated with Purchaser's capital management plan, expense reduction initiatives and other action which may include acquisitions, divestitures or restructurings; uncertainties surrounding domestic and global economic conditions; and other factors that are described in Purchaser's filings with the U.S. Securities and Exchange Commission. Purchaser does not undertake any obligation to update any forward-looking statements contained in this Form 8-K as a result of new information, future events or otherwise.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits.
Exhibit No.	Description
2.1
Master Transaction Agreement, dated as of January 18, 2018, by and among The Lincoln National Life Insurance Company, for the limited purposes set forth therein, Lincoln National Corporation, Liberty Mutual Insurance Company, Liberty Mutual Fire Insurance Company, for the limited purposes set forth therein, Liberty Mutual Group Inc., Protective Life Insurance Company and for the limited purposes set forth therein, Protective Life Corporation (filed as Exhibit 2.1 to Lincoln's Current Report on Form 8-K filed on January 22, 2018, and incorporated herein by reference)*

* Pursuant to Item 601 (b)(2) of Regulation S-K, the schedules have been omitted and will be furnished to the SEC supplementally upon request.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 23, 2018	THE LINCOLN NATIONAL LIFE INSURANCE COMPANY

	By:	/s/ Christine A. Janofsky
	Name:	Christine A. Janofsky
	Title:	Senior Vice President and Chief Accounting Officer